                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 18, 1998
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)

                       Capital Gaming International, Inc.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         New Jersey                  0-19128              22-3061189
----------------------------      -------------       ------------------
(State or Other Jurisdiction       (Commission          (IRS Employer
      of Incorporation)            File Number)       Identification No.)

             2701 East Camelback Road, Suite 484, Phoenix, AZ 85016
             ------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                (602) 667-0670
                        -------------------------------
                        (Registrant's telephone number)

Item 5. Other Events.

      The Company and U.S. Bank Trust National Association, as Indenture Trustee, filed with the United States Bankruptcy Court for the District of New Jersey (the "Court") for, among other things, an Order Approving Modifications to the Debtor's Plan of Reorganization and a Supporting Joint Motion (the "Joint Motion").

      On November 16, 1998 the Court ordered the approval of the proposed modifications to the Debtor's First Amended and Modified Plan of Reorganization dated March 19, 1997 (the "Plan"; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Plan) as set forth in the Joint Motion, including, without limitation: (i) the Second Amended and Restated Indenture (the "Second Amended Indenture"); (ii) the Second Amended and Restated Certificate of Incorporation (the "Second Amended Certificate"); and
(iii) the composition of the Board of Directors to consist of the following individuals: (a) Col. Clinton L. Pagano (Common Director); (b) William S. Papazian (Common Director); (c) Michael W. Barozzi (Common Director); and (d) Charles B. Brewer (Class A Director).

      As detailed in the Joint Motion, the principal changes to the Second Amended Indenture are:

      (i) elimination of the Advisory Committee (as defined in the Second Amended Indenture);

      (ii) modification of the provisions relating to Excess Cash (as defined in the Second Amended Indenture);

      (iii) changing the date of the sinking fund payment due 2000 from May 28, 2000 to May 15, 2000; and

      (iv) changing the final maturity date from May 28, 2001 to May 15, 2001.

      As also detailed in the Joint Motion, the principal changes to the Second Amended Certificate include the creation of a new class of common stock, Class A Common Stock, and the right of Holders of Class A Common Stock to elect up to four members of the Board, with weighted voting rights for the Class A Director(s) if the holders of the Class A Common Stock elect fewer than four directors. Except for such additional rights of holders of the Class A Common Stock, the Common Stock and Class A Common Stock share identical rights.

      The modifications to the Plan do not affect the economic interests of any creditor receiving distributions under the Plan, and only impact the non-economic rights and interests of the holders of the Old Secured Notes. As detailed in the Joint Motion, the Plan is modified to provide that (i) holders of the Old Secured Notes will receive Class A Common Stock in lieu of New Common Stock on account of their Allowed Secured Claim; and (ii) holders of the Old Secured Notes will receive Class A Common Stock in lieu of New Common Stock on account of their Allowed Unsecured Claims. These modifications to the Plan will not affect the aggregate number of shares of common stock outstanding: the Class A Common Stock will represent 80 percent of the Debtor's outstanding voting securities and the New Common Stock will represent 20 percent of the outstanding voting securities. Only holders of the Class A Common Stock, however, will have the right to elect the Class A Directors.

      The Plan is also modified to eliminate the right of the Noteholder Steering Committee to designate members of the Board of Directors.

      The Court also ordered that the Indenture Trustee fix December 7, 1998 as the record date for distribution of the New Secured Notes, Class A Common Stock and other property to the holders of the Old Secured Notes. In compliance with the Court's Order, the Indenture Trustee will begin making distributions to the holders of the Old Secured Notes and to the general unsecured creditors shortly.

      For previously disclosed information regarding the Plan, reference is made to the following reports of the Company filed under Section 13 of the Securities Exchange Act of 1934, all of which are on file at the Securities and Exchange
Commission: Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1997, March 31, 1998 and September 30, 1998 and Annual Reports on Form 10-K for the annual periods ended June 30, 1997 and June 30, 1998.

      On December 4, 1998 the Second Amended Certificate was filed with, and deemed effective by, the Secretary of State of New Jersey.

      On December 11, 1998, the Second Amended Indenture was executed by the parties thereto, with an effective date of December 4, 1998.

      Also as of December 4, 1998, Holders entitled to receive a majority of the New Secured Notes waived all defaults existing under the First Amended and Restated Indenture on December 4, 1998.

Item 7. Financial Statements and Exhibits.

      No financial statements or pro forma financial information are required to be filed as a part of this report.

      The following exhibits are being filed as part of this report:

      2.9 Joint Motion of the Debtor and U.S. Bank Trust National Association, as Indenture Trustee, for an Order Approving Modifications to the Debtor's Plan of Reorganization, together with Order of the United States Bankruptcy Court for the District of New Jersey, dated November 16, 1998.

      3.3 Second Amended and Restated Articles of Incorporation of Capital Gaming International, Inc. (Incorporated by reference to Exhibit B of the Joint Motion of the Debtor and U.S. Bank Trust National Association, as Indenture Trustee, for an Order Approving Modifications to the Debtor's Plan of Reorganization, attached hereto as Exhibit 2.9).

      3.4   Amended and Restated By-laws of Capital Gaming International, Inc.

      4.17 Second Amended and Restated Indenture, dated as of February 17, 1994 and amended and restated as of March 27, 1997 and further amended and restated as of December 4, 1998, including the relevant portions of the Articles of Incorporation and By-laws of the Company.

      4.18 Specimen of Class A Common Stock Certificate of Capital Gaming International, Inc.

      4.19 Form of Note (Incorporated by reference to Exhibit D of Second Amended and Restated Indenture attached hereto as Exhibit 4.17).

                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAPITAL GAMING INTERNATIONAL, INC.


                                    /s/ WILLIAM S. PAPAZIAN
                                    --------------------------------------------
                                    William S. Papazian
Dated:  December 18, 1998           Executive Vice President and General Counsel

                       STATEMENT OF DIFFERENCES

The section symbol shall be expressed as............................ 'SS'